UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
  Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 24, 2007
 CALIFORNIA WATER SERVICE GROUP
(Exact name of Registrant as Specified in its Charter)

Delaware	1-13883	77-0448994
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

1720 North First Street
San Jose, California	95112
(Address of principal executive offices)	(Zip Code)
(408) 367-8200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On October 24, 2007, the Board of Directors of California Water Service Group (the “Company”) adopted an amendment to the Company’s Restated Bylaws (the “Amendment”) amending the provision of the Restated Bylaws relating to annual meetings of stockholders. The Amendment provides that annual meetings of stockholders will be held at such time on such date as shall be designated from time to time by resolution of the Board of Directors, in accordance with applicable law. Prior to the adoption of the Amendment, the Restated Bylaws provided that annual meetings of stockholders were to be held during the month of April on such a date and time as designated by the Board. This description of the Amendment is qualified in its entirety by the actual language of the Amendment, as reflected in the Amended and Restated Bylaws attached as Exhibit 3.1 to this Current Report on Form 8-K.
Item 8.01. Other Events.
     The Company will hold its 2008 Annual Meeting of Stockholders on May 27, 2008. The date of this meeting has been changed by more than 30 days from the anniversary of the Company’s 2007 Annual Meeting of Stockholders. Thus, any stockholder proposal submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, for inclusion in the Company’s proxy statement for the 2008 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than January 6, 2008.
     The Company’s principal executive offices are located at 1720 North First Street, San Jose, California 95112-4598, and any such proposals must be addressed to the attention of the Corporate Secretary.
Item 9.01. Financial Statements and Exhibits.
     We hereby furnish the following exhibit with this report:

Exhibit No.	Description
3.1	Amended and Restated Bylaws

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

Date: October 30, 2007	By:	/s/ Martin A. Kropelnicki

	Name:	Martin A. Kropelnicki
	Title:	Vice President, Chief Financial Officer and Treasurer